Exhibit 4.4


                           REGISTRATION RIGHTS AGREEMENT


     Registration Rights Agreement (this "Agreement"), dated as of March 30, 2005, by and among Provectus Pharmaceuticals, Inc., a Nevada corporation, (the "Company") and each of the undersigned (the "Initial Investors").

     WHEREAS, in connection with the Securities Purchase Agreement by and among the parties hereto of even date herewith (the "Securities Purchase Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Initial Investors (i) convertible debentures in the aggregate principal amount of [amount] Dollars ($[number]) (the "Debentures") that are convertible into shares of the Company's common stock, par value $0.001 per share, (the "Common Stock") upon the terms and subject to the limitations and conditions set forth in such Debentures, and (ii) Class A Warrants and Class B Warrants (collectively, the "Warrants") to acquire shares of Common Stock upon the terms and conditions and subject to the limitations and conditions set forth in such Warrants; and

     WHEREAS, to induce the Initial Investors to execute and deliver the Securities Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws.

     NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Initial Investors hereby agree as follows:

     1. Definitions

     a. General. As used in this Agreement, the following terms shall have the following meanings:

     (i) "Business Day" means a day, other than a Saturday or Sunday, on which the New York Stock Exchange is open for business.

     (ii) "Investors" means the Initial Investors and any transferee or assignee who agrees to become bound by the provisions of this Agreement in accordance with Section 9 hereof.

     (iii) "Majority Investors" means, as of any date, the Investors holding more than fifty percent (50%) of the Registrable Securities as of such date determined as if the all of the Debentures then outstanding have been converted and all of the Warrants then outstanding have been exercised.

     (iv) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

     (v) "Registrable Securities" means (A) the shares of Common Stock issued or issuable upon conversion of, or otherwise pursuant to, the Debentures, (B) the shares of Common Stock issued or issuable upon exercise of, or otherwise pursuant to, the Warrants, and (C) any shares of capital stock issued or issuable as a dividend or other distribution with respect to, or in exchange for, or in replacement of, or otherwise with respect to, any of the shares of Common Stock referenced in subparagraphs (A) and (B) above.

     (vi) "Registration Statement" means a registration statement of the Company under the 1933 Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including amendments and post-effective amendments, and all exhibits and all material incorporated by reference in such Registration Statement.

     (vii) "Rule 144" means Rule 144 promulgated by the SEC under the 1933 Act, as such rule may be amended from time to time, or any other similar successor rule that may be promulgated by the SEC.

b. Other Definitions. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement.

     2. Registration

     a. Mandatory Registration.

     (i) Promptly following the closing of the purchase and sale of the securities contemplated by the Securities Purchase Agreement (the "Closing Date") but no later than forty (40) days after the Closing Date (the "Filing Deadline"), the Company shall prepare and file with the SEC, a Registration Statement on Form S-3 or Form SB-2 (or, if the Company is not eligible to use Form S-3 or Form SB-2, on such form of Registration Statement as the Company is then eligible to effect a registration of the Registrable Securities, subject to the consent of the Initial Investors, which consent will not be unreasonably withheld) covering the resale of the Registrable Securities.

     (ii) The Company shall use its best efforts to cause to be declared effective by the SEC the Registration Statement described under Section 2(a)(i) as soon as practicable after the filing thereof, provided, however, the Company shall cause such Registration Statement to be declared effective by the SEC not later than seventy (70) days after the Closing Date, or one hundred ten (110) days after the Closing Date if the SEC reviews the Registration Statement, (the "Effective Deadline").

     (iii) The number of shares of Common Stock to be included in such Registration Statement under this Section 2(a) shall be no less than an amount equal to the sum of (A) [150% of the number of aggregate number of shares of Common Stock issuable upon conversion of the Debentures] shares representing the shares of Common Stock issued or issuable upon conversion of, or otherwise issuable pursuant to, the Debentures, and (B) [100% of the number of shares of Common Stock issuable upon exercise of the Warrants] shares representing the number of the shares of Common Stock issued or issuable upon exercise of, or otherwise issuable pursuant to, the Warrants, without regard to any limitation on any Investor's ability to convert the Debentures or exercise the Warrants. Such Registration Statement, to the extent allowable under the 1933 Act and the rules and regulations promulgated thereunder (including Rule 416), shall state that such Registration Statement also covers such indeterminate number of

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additional  shares of Common Stock as may become issuable upon conversion of, or otherwise pursuant to, the Debentures and exercise of, or otherwise pursuant to, the Warrants to prevent dilution resulting from stock splits, stock dividends or other dilutive transactions.

     b. Additional Shares.

     (i) In the event that, at any time or from time to time, the number of shares of Common Stock registered for resale under a Registration Statement filed pursuant to this Agreement is insufficient to cover the resale of all of the Registrable Securities issued or issuable upon conversion of the Debentures and exercise of the Warrants, the Company shall amend the Registration Statement, or file a new Registration Statement (on the short form available therefor, if applicable), or both, so as to register the resale of all of the Registrable Securities, in each case, as soon as practicable, but in any event within thirty (30) days from the day the Company reasonably first determines (or reasonably should have determined) the need therefor (the "Additional Shares Filing Deadline").

     (ii) The Company shall use its best efforts to cause to be declared effective by the SEC such amendment and/or new Registration Statement described under Section 2(b)(i) as soon as practicable after the filing thereof, provided, however, the Company shall cause such Registration Statement to be declared effective by the SEC not later than fifteen (15) days after the Additional Shares Filing Deadline, or sixty (60) days after the Filing Deadline if the SEC reviews the Registration Statement (the "Additional Shares Effective Deadline").

     (iii) The number of shares (the "Additional Shares") of Common Stock included in such Registration Statement under Section 2(b)(i) hereof shall be no less than an amount equal to the sum (A) the then-current conversion price of the Debentures multiplied by (x) the outstanding principal amount of the Debentures plus (y) accrued but unpaid interest on the Debentures, plus (z) interest through the maturity date of the Debentures based on the outstanding principal amount of the Debentures, (B) the number of shares of Common Stock issuable upon exercise of the outstanding Warrants at the then-current exercise price, (C) such other shares of Common Stock issued or issuable pursuant to the Debentures and the Warrants, and (D) to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or other dilutive transactions.

     c. Underwritten Offering. If any offering pursuant to a Registration Statement pursuant to this Section 2 involves an underwritten offering, the Majority Investors, along with the consent of the Initial Investors, shall have the right to select one legal counsel and an investment banker or bankers and manager or managers to administer the offering, which investment banker or bankers or manager or managers shall be reasonably satisfactory to the Company.

     d. Piggy-Back Registrations. If at any time (i) prior to the expiration of the Registration Period (as hereinafter defined), and (ii) there is not then in effect an effective Registration Statement in accordance with Section 2 of this Agreement registering the resale of all of the Registrable Securities, the Company shall determine to file with the SEC a Registration Statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other bona fide employee benefit plans), the Company shall send to each Investor who is entitled to registration rights under this Section 2 written notice of such determination and, if within fifteen (15) days after the effective date of such notice, such Investor shall so request in writing, the Company shall include in such Registration Statement all or any

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part of the  Registrable  Securities  such Investor  requests to be  registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public
distribution,   then  the  Company   shall  be  obligated  to  include  in  such
Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit. Any exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Investors; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(d) shall be construed to limit any registration required under Section 2(a) or Section 2(b) hereof. If an offering in connection with which an Investor is entitled to registration under this Section 2(d) is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

     3. Obligations of the Company

     In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

     a. Registration Period. The Company shall prepare promptly, and file with the SEC not later than the Filing Deadline, a Registration Statement with respect to the number of Registrable Securities provided in Section 2(a), and thereafter use its best efforts to cause such Registration Statement relating to Registrable Securities to become effective as soon as possible after such filing but in no event later than the Effective Deadline, and keep the Registration Statement effective pursuant to Rule 415 at all times until such date as is the earlier of (i) the date on which all of the Registrable Securities have been sold and (ii) the date on which the Registrable Securities (in the opinion of counsel to the Initial Investors) may be immediately sold to the public without registration or restriction (including, without limitation, as to volume by each holder thereof) under the 1933 Act (the "Registration Period"), which
Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading.

     b. Review of Registration Statement. The Company shall permit a single firm of counsel designated by the Initial Investors to review such Registration Statement and all amendments and supplements thereto (as well as all requests for acceleration or effectiveness thereof) a reasonable period of time, but not less than ten (10) Business Days, prior to filing such Registration Statement with the SEC, and not file any document in a form to which such counsel reasonably  objects  and  will not  request  acceleration  of such  Registration
Statement without prior notice to such counsel. The sections of such Registration Statement covering information with respect to the Investors, the Investor's beneficial ownership of securities of the Company or the Investors intended method of disposition of Registrable Securities shall conform to the information provided to the Company by each of the Investors.

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     c.   Information.   The  Company  shall  furnish  to  each  Investor  whose
Registrable Securities are included in a Registration Statement and its legal counsel (i) promptly (but in no event more than two (2) Business Days) after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of each Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of any Registration Statement referred to in Section 2, each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) promptly (but in no event more than two (2) Business Days) after the Registration Statement is declared effective by the SEC, such number of copies of the final prospectus included in the Registration Statement, and all amendments and supplements thereto and such other documents as such Investor may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Investor. The Company will immediately notify each Investor by facsimile of the effectiveness of each Registration Statement or any post-effective amendment. The Company will promptly (but in no event more than ten (10) Business Days) respond to any and all comments received from the SEC (which comments shall promptly be made available to the Investors upon request), with a view towards causing each Registration Statement or any amendment thereto to be declared effective by the SEC as soon as practicable, shall promptly file an acceleration request as soon as practicable (but in no event more than two (2) Business Days) following the resolution or clearance of all SEC comments or, if applicable, following notification by the SEC that any such Registration Statement or any amendment thereto will not be subject to review and shall promptly file with the SEC a final prospectus as soon as practicable (but in no event more than two (2) Business Days) following receipt (either oral or written) by the Company from the SEC of an order declaring the Registration Statement effective.

     d. Blue Sky. The Company shall use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statements under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investors who hold a majority in interest of the Registrable Securities being offered reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), or (B) file a general consent to service of process in any such jurisdiction.

     e. Underwriting. In the event Investors who hold a majority-in-interest of the Registrable Securities being offered in the offering (with the approval of the Majority Investors) select underwriters for the offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the underwriters of such offering.

     f. Current Prospectus; Post-Effective Amendments.

     (i) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration
Statements and the prospectus used in connection with the Registration Statements as may be necessary to keep the Registration Statements effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all

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Registrable Securities covered by the Registration Statements until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Investor or Investors as set forth in the Registration Statements.

     (ii) Upon the happening of any event the result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, the Company, as promptly as practicable after becoming aware of such event, shall notify each Investor of such event, use its best efforts to promptly prepare a supplement or amendment to such prospectus to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each Investor as such Investor may reasonably request; provided, however, that, for not more than ten (10) consecutive Business Days (or a total of not more than twenty (20) Business Days in any twelve (12) month period), the Company may delay the disclosure of material non-public information concerning the Company (as well as prospectus or Registration Statement updating) the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company (an "Allowed Delay"); provided, further, that the Company shall promptly (A) notify the Investors in writing of the existence of (but in no event, without the prior written consent of an Investor, shall the Company disclose to such Investor any of the facts or circumstances regarding) material non-public information giving rise to an Allowed Delay and (B) advise the Investors in writing to cease all sales under such Registration Statement until the end of the Allowed Delay. Upon expiration of the Allowed Delay, the Company shall again be bound by the first sentence of this Section 3(f)(ii) with respect to the information giving rise thereto.

     (iii) At the request of the Majority Investors, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and any prospectus used in connection with the Registration Statement as may be necessary in order to change the plan of distribution set forth in such Registration Statement.

     g. Eligibility for Form S-3, SB-2 or S-1; Conversion to Form S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3, SB-2 or S-1 for registration of the sale by the Initial Investors and any other Investors of the Registrable Securities. The Company agrees to file all reports required to be filed by the Company with the SEC in a timely manner so as to remain eligible or become eligible, as the case may be, and thereafter to maintain its eligibility, for the use of Form S-3. If the Company is not currently eligible to use Form S-3, not later than five (5) Business Days after the Company first meets the registration eligibility and transaction requirements for the use of Form S-3 (or any successor form) for registration of the offer and sale by the Initial Investors and any other Investors of Registrable Securities, the Company shall file a Registration Statement on Form S-3 (or such successor form) with respect to the Registrable Securities covered by the Registration Statement on Form SB-2 or Form S-1, whichever is applicable, filed pursuant to Section 2 (and include in such Registration Statement on Form S-3 the information required by Rule 429 under the 1933 Act) or convert the Registration Statement on Form SB-2 or Form S-1, whichever is applicable, filed pursuant to Section 2 to a Form S-3 pursuant to Rule 429 under the 1933 Act and cause such Registration Statement (or such amendment) to be declared effective no later than forty-five (45) days after filing.

     h. Stop Orders. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Investor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

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     i. Earnings  Statement.  The Company shall make generally  available to its security holders as soon as practicable, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement.

     j. Legal Opinion; Cold Comfort Letter. At the request of the Majority Investors, the Company shall furnish, on the date that Registrable Securities are delivered to an underwriter, if any, for sale in connection with any Registration Statement or, if such securities are not being sold by an underwriter, on the date of effectiveness thereof (i) an opinion, dated as of such date, from counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the underwriters, if any, and the Investors and (ii) a letter, dated such date, from the Company's independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and the Investors.

     k. Information About Investors. The Company shall hold in confidence and not make any disclosure of information concerning an Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning an Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to such Investor prior to making such disclosure, and allow the Investor, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

     l. Listing. The Company shall (i) cause all the Registrable Securities covered by the Registration Statement to be listed on each national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) to the extent the securities of the same class or series are not then listed on a national securities exchange, secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on Nasdaq National Market or, if not eligible for Nasdaq National Market, on Nasdaq SmallCap or, if not eligible for Nasdaq National Market or Nasdaq SmallCap, on the OTCBB and, without limiting the generality of the foregoing, to arrange for at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

     m. Transfer Agent. The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the Filing Deadline.

     n. Delivery of Certificates. The Company shall cooperate with the Investors who hold Registrable Securities being offered and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Investors may reasonably request and registered in such names as the managing underwriter or underwriters, if any, or the Investors may request.

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     o.  Other  Registration  Statements.  From  and  after  the  date  of  this
Agreement, the Company shall not, and shall not agree to, allow the holders of any securities of the Company to include any of their securities in any Registration Statement under Section 2(a) or Section 2(b) hereof or any amendment or supplement thereto without the consent of the Majority Investors.

     p. Further Assurances. The Company shall take all other reasonable actions reasonably requested by the Majority Investors to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to a Registration Statement.

     4. Obligations of the Investors

     In connection with the registration of the Registrable Securities, each Investor shall have the following obligations solely as to itself:

     a. Furnish Certain Information.

     (i) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of a particular Investor that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least three (3) Business Days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Investor of the information the Company requires from each such Investor.

     (ii) Each Investor, by such Investor's acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

     b. Underwriting by the Investors.

     (i) In the event the Majority Investors determine to engage the services of an underwriter, each Investor agrees to enter into and perform such Investor's obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless such Investor has notified the Company in writing of such Investor's election to exclude all of such Investor's Registrable Securities from such Registration Statement.

     (ii) No Investor may participate in any underwritten registration hereunder unless such Investor (A) agrees to sell such Investor's Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (B) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (C) agrees to pay its pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

     c. Current Prospectus Delivery. Each Investor agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(f) or 3(g), such Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or 3(g) and, if so directed by the Company, such Investor shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in such Investor's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     5. Expenses of Registration

     All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel selected by the Initial Investors pursuant to Sections 2(d) and 3(b) hereof shall be borne by the Company.

     6. Indemnification

     In the event any Registrable Securities are included in a Registration Statement under this Agreement:

     a. To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) each Investor who holds such Registrable Securities,
(ii) the directors, officers, partners, employees, agents and each person who controls any Investor within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), if any, (iii) any underwriter (as defined in the 1933 Act) for the Investors, and (iv) the directors, officers, partners, employees and each person who controls any such underwriter within the meaning of the 1933 Act or the 1934 Act, if any, (each, an "Investor Indemnified Person"), from and against any losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon (A) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading; (B) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading; or (C) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including,  without  limitation,  any  state  securities  law,  or any  rule  or regulation  thereunder  relating  to  the  offer  or  sale  of  the  Registrable
Securities (the matters in the foregoing clauses (A) through (C) being, collectively, "Violations"). Subject to the restrictions set forth in Section 6(c) with respect to the number of legal counsel, the Company shall reimburse the Investor Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) (x) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Investor Indemnified Person or underwriter for such Investor Indemnified Person expressly for use in connection with the preparation of such Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(f) hereof, (y) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, and (z) with respect to any preliminary prospectus, shall not inure to the benefit of any Investor Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, such corrected prospectus was timely made available by the Company pursuant to Section 3(f) hereof, and the Investor Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Investor Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Investor Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

     b. In connection with any Registration Statement in which an Investor is participating, each such Investor agrees individually, and not jointly, to indemnify, hold harmless and defend (i) the Company, (ii) each of its directors and officers who signs the Registration Statement, (iii) each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act,
(iv) any underwriter and any other shareholder selling securities pursuant to the Registration Statement, and (v) any of its directors or officers or any person who controls such shareholder or underwriter within the meaning of the 1933 Act or the 1934 Act (each a "Company Indemnified Person"), from and against any Claim to which any of them may become subject, insofar as such Claim arises out of or is based upon any Violation by such Investor, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Investor expressly for use in connection with such Registration Statement pursuant to
Section 4(a) of this Agreement, and, subject to Section 6(c), such Investor will reimburse each Company Indemnified Person any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Investor, which consent shall not be unreasonably withheld; provided, further, that the Investor shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds to such Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Company Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

     c. Promptly after receipt by an Investor Indemnified Person or Company Indemnified Person under this Section 6 of notice of the commencement of any action (including any governmental action), such Investor Indemnified Person or Company Indemnified Person shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Investor Indemnified Person or the Company Indemnified Person, as the case may be; provided, however, that an Investor Indemnified Person or Company Indemnified Person shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Investor Indemnified Person or Company Indemnified Person and the indemnifying party would be inappropriate due to actual or potential differing interests between such Investor Indemnified Person or Company Indemnified Person and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Investor Indemnified Persons or the Company Indemnified Persons, as applicable, and such legal counsel shall be selected by Investors holding a majority of the Registrable Securities included in the Registration Statement to which the Claim relates, if any Investors are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Investor Indemnified Person or Company Indemnified Person under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     7. Contribution

     To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 6, (b) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (c) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     8. Reports under the 1934 Act

     With a view to making available to the Investors the benefits of Rule 144 or other rule or regulation of the SEC that may at any time permit the investors to sell securities of the Company to the public without registration, the Company agrees to:

     a. make and keep public information available, as those terms are understood and defined in Rule 144 until one (1) year after the date that, in the opinion of counsel for the Initial Investors, all of the Registrable Securities may be resold pursuant to Rule 144(k) or any other rule of similar effect;

     b. file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements (it being understood that nothing herein shall limit the Company's obligations under Section 4(m) of the Securities Purchase Agreement) and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

     c. furnish to each Investor so long as such Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company with the

SEC, and (iii) such other information as may be reasonably requested to in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

     9. Assignment

     a. Assignments and Transfers by Investors. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the Investors and their respective successors and assigns. An Investor may transfer or assign, in whole or from time to time in part, to one or more persons its rights hereunder in connection with the transfer of Registrable Securities by such Investor to such person, provided that such Investor complies with all laws applicable thereto and provides written notice of assignment to the Company promptly after such assignment is effected.

     b. Assignments and Transfers by the Company. The provisions of this Agreement shall be binding upon, and inure to the benefit of, the Company and its successors and assigns. This Agreement may not be assigned by the Company (whether by operation of law or otherwise) without the prior written consent of the Majority Investors, provided, however, that the Company may assign its rights and delegate its duties hereunder to any surviving or successor corporation in connection with a merger or consolidation of the Company with another corporation, or a sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation, without the prior written consent of the Majority Investors, after notice duly given by the Company to each Investor.

     c. Assignment of Registration Rights. The rights under this Agreement shall be automatically assignable by the Investors to any transferee of all or any portion of Registrable Securities if: (i) the Investor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (A) the name and address of such transferee or assignee, and (B) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause
(ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, and (v) such transfer shall have been made in accordance with the applicable requirements of the Securities Purchase Agreement.

     d. Deemed Holder of Registrable Securities. A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

     10. Amendment of Registration Rights

     Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and the Majority Investors. Any amendment or waiver affected in accordance with this Section 10 shall be binding upon each Investor and the Company. All consents and other determinations to be made by the Investors pursuant to this Agreement shall be made by the Majority Investors.

     11. Damages

     a. Failure to File by Filing Deadline. If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) is not filed with the SEC by the Filing Deadline, then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 11(a) as partial relief for the damages to the Investors by reason of any such delay in or limitation of their ability to sell the Registrable Securities. The Company shall pay to each Investor an amount equal to (i) (A) the outstanding principal and accrued but unpaid interest of such Investor's Debentures, plus (B) the Warrant Value (as defined herein) of such Investor's unexercised Warrants plus (C) the Common Stock Value (as defined here) of such Common Stock owned by such Investor, each as of the Filing Deadline, multiplied by the Applicable Percentage (as defined herein), multiplied by (iii) the sum of the number of months (prorated for partial months) after the Filing Deadline and prior to the date the Registration Statement required to be filed under Section 2(a) is filed with the SEC, provided, however, that there shall be excluded from such period any delays which are solely attributable to (i) changes required by the Investors in such Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution, or (ii) the failure of the Investors to conduct their review of the Registration Statement in a reasonably prompt manner as provided in this Agreement.

     b. Failure to File by Additional Shares Filing Deadline. If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(b) is not filed by the Additional Shares Filing Deadline, then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 11(b) as partial relief for the damages to the Investors by reason of any such delay in or limitation of their ability to sell the Registrable Securities. The Company shall pay to each Investor an amount equal to (i) (A) the outstanding principal and accrued but unpaid interest of such Investor's Debentures, plus
(B) the Warrant Value (as defined herein) of such Investor's unexercised Warrants plus (C) the Common Stock Value (as defined here) of such Common Stock owned by such Investor, each as of the Additional Shares Filing Deadline, multiplied by (ii) the Applicable Percentage multiplied by (iii) the sum of the number of months (prorated for partial months) after the Additional Shares Filing Deadline and prior to the date the Registration Statement required to be filed pursuant to Section 2(b) is filed with the SEC, provided, however, that there shall be excluded from such period any delays which are solely attributable to (i) changes required by the Investors in such Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution, or (ii) the failure of the Investors to conduct their review of the Registration Statement in a reasonably prompt manner as provided in this Agreement.

     c. Failure of Registration Statement to be Effective by Effective Date. If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective by the SEC on or prior to the Effective Deadline, then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 11(c) as partial relief for the damages to the Investors by reason of any such delay in or limitation of their ability to sell the Registrable Securities. The Company shall pay to each Investor an amount equal to (i) (A) the outstanding principal and accrued but unpaid interest of such Investor's Debentures, plus (B) the Warrant Value (as defined herein) of such Investor's unexercised Warrants plus (C) the Common Stock Value (as defined here) of such Common Stock owned by such Investor, each as of the Effective Deadline, multiplied by (ii) the Applicable Percentage multiplied by
(iii) the sum of the number of months (prorated for partial months) after the Effective Deadline and prior to the date such Registration Statement is declared effective by the SEC, provided, however, that there shall be excluded from such period any delays which are solely attributable to (i) changes required by the Investors in the Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution, or (ii) the failure of the Investors to conduct their review of the Registration Statement in a reasonably prompt manner as provided in this Agreement.

     d. Failure of Registration Statement to be Effective by Additional Shares Effective Date. If the Registration Statement covering the Registrable Securities required to be filed by the Company pursuant to Section 2(b) hereof is not declared effective by the SEC on or prior to the Additional Shares Effective Deadline, then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 11(d) as partial relief for the damages to the Investors by reason of any such delay in or limitation of their ability to sell the Registrable Securities. The Company shall pay to each Investor an amount equal to (i) (A) the outstanding principal and accrued but unpaid interest of such Investor's Debentures, plus
(B) the Warrant Value (as defined herein) of such Investor's unexercised Warrants plus (C) the Common Stock Value (as defined here) of such Common Stock owned by such Investor, each as of the Additional Shares Effective Deadline, multiplied by (ii) the Applicable Percentage multiplied by (iii) the sum of the number of months (prorated for partial months) after the Additional Shares Effective Deadline and prior to the date such Registration Statement is declared effective by the SEC, provided, however, that there shall be excluded from such period any delays which are solely attributable to (i) changes required by the Investors in the Registration Statement with respect to information relating to the Investors, including, without limitation, changes to the plan of distribution, or (ii) the failure of the Investors to conduct their review of the Registration Statement in a reasonably prompt manner as provided in this Agreement.

     e. Failure to Maintain Registration Statement Effective. If, after the Registration Statement has been declared effective by the SEC, sales of all of the Registrable Securities cannot be made pursuant to the Registration Statement, then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 2(e) as partial relief for the damages to the Investors by reason of any such delay in or limitation of their ability to sell the Registrable Securities. The Company shall pay to each Investor an amount equal to (i) (A) the outstanding principal and accrued but unpaid interest of such Investor's Debentures, plus (B) the Warrant Value (as defined herein) of such Investor's unexercised Warrants plus
(C) the Common Stock Value (as defined here) of such Common Stock owned by such Investor, each as of the first date such sales can not be made, multiplied by
(ii)  the  Applicable  Percentage  multiplied  by (iii)  the  number  of  months
(prorated for partial months) that sales of all of the Registrable Securities cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective (including, without limitation, when sales cannot be made by reason of the Company's failure to properly supplement or amend the prospectus included therein in accordance with the terms of this Agreement, but excluding any days during an Allowed Delay (as defined in Section 3(f)).

     f. Failure to Maintain Listing. If (i) the Common Stock is not listed or included for quotation on the Nasdaq National Market ("Nasdaq"), the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX") after being so listed or included for quotation, or (ii) the Common Stock ceases to be traded on the Over-the-Counter Bulletin Board (the "OTCBB") or any equivalent replacement exchange prior to being listed or included for quotation on one of the aforementioned markets, or
(iii) trading is otherwise halted on the Common Stock for any reason (a "Listing Default"), then the Company will make payments to the Investors in such amounts and at such times as shall be determined pursuant to this Section 11(f) as partial relief for the damages to the Investors by reason of any such delay in or limitation of their ability to sell the Registrable Securities. The Company shall pay to each Investor an amount equal to (i) (A) the outstanding principal and accrued but unpaid interest of such Investor's Debentures, plus (B) the Warrant Value (as defined herein) of such Investor's unexercised Warrants plus
(C) the Common Stock Value (as defined here) of such Common Stock owned by such Investor, each as of such Listing Default, multiplied by (ii) the Applicable Percentage multiplied by (iii) the number of months (prorated for partial months) that the Common Stock is not listed or included for quotation on the OTCBB, Nasdaq, Nasdaq SmallCap, NYSE or AMEX or that trading thereon is halted after the Registration Statement has been declared effective.

     g. Remedies Not Exclusive. None of the remedies available to any or all of the Investors under this Section 11 or otherwise set forth in this Agreement, the Debentures, the Warrants, or the Securities Purchase Agreement or the exhibits and schedules thereto shall be exclusive of any other remedies available (i) by statute, rule or regulation, (ii) under this Agreement, the Debentures, the Warrants, or Securities Purchase Agreement or the exhibits and schedules thereto, (iii) at law or in equity, or (iv) otherwise.

     h. Definitions. For purposes of this Section 11, these capitalized terms shall have the following definitions:

     (i) Applicable Percentage. The term "Applicable Percentage" shall mean two percent (2%).

     (ii) Common Stock Value. The term "Common Stock Value" means, as of any date with respect to any Investor, (A) the Market Price of the Common Stock multiplied by (B) the number of shares of Common Stock then owned by such Investor, which shall never be less than zero. (iii) Market Price. The term "Market Price" shall have the same meaning as set forth in the Debentures.

     (iv) Warrant Value. The term "Warrant Value" means, as of any date with respect to any Investor, the sum of (A) (x) the Market Price of the Common Stock less the then-effective Class A Warrant Exercise Price (as defined in the Class A Warrant certificate) multiplied by (y) the number of unexercised Warrant Shares underlying the Class A Warrant then owned by such Investor, which shall never be less than zero, and (B) (x) the Market Price of the Common Stock less the then-effective Class B Warrant Exercise Price (as defined in the Class B Warrant certificate) multiplied by (y) the number of unexercised Warrant Shares underlying the Class B Warrant then owned by such Investor, which shall never be less than zero.

     i. Payment. All payments under this Section 11 shall be made by the Company in U.S. Dollars, by wire transfer or bank check, not later than the first (1st) day of the month after which any such payments accrue and on the 1st day of each month thereafter. Any payments not timely made shall bear interest at the Default Interest (as defined in the Debentures).

     12. Due Diligence Review; Information

     a. Due Diligence. The Company shall make available for inspection by (i) any Investor, (ii) any underwriter participating in any disposition pursuant to a Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Initial Investors, (iv) one firm of attorneys and one firm of accountants or other agents retained by all other Investors, and (v) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company, including without limitation, records of conversions by other holders of convertible securities issued by the Company and the issuance of stock to such holders pursuant to the conversions (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to an Investor) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless

(a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement.

     b. Confidentiality. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into confidentiality agreements (in form and substance similar to confidentiality agreements in similar transactions) with the Company with respect thereto, substantially in the form of this Section 12. Each Investor agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and any Investor) shall be deemed to limit the Investor's ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

     13. Miscellaneous

     a. Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

                           If to the Company:

                           Provectus Pharmaceuticals, Inc.
                           7327 Oak Ridge Highway, Suite A
                           Knoxville, TN 37931
                           Attn: Dr. Timothy C. Scott, President
                           Telephone: (865) 769-4011
                           Facsimile: (865) 769-4013

                           With copy to:

                           Baker Donelson Bearman Caldwell & Berkowitz, PC 207 Mockingbird Lane
                           Johnson City, TN  37604
                           Attention: Linda M. Crouch, Esq.
                           Telephone: (423) 928-0181
                           Facsimile: (423) 928-5694

If to an Investor: to the address set forth immediately below such Investor's name on the signature pages to the Securities Purchase Agreement.

                           With a copy to:

                           Tarter Krinsky & Drogin LLP
                           470 Park Avenue South, 14th Floor
                           New York, NY  10016
                           Attention:  James G. Smith, Esq.
                           Telephone: (212) 481-8585
                           Facsimile: (212) 481-9062

     b. Waiver. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     c. Choice of Law; Forum. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States federal courts or New York state courts located in New York, New York with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. The parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect any party's right to serve process in any other manner permitted by law. The parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys' fees, incurred by the prevailing party in connection with such dispute.

     d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

     e. Entire Agreement. This Agreement, the Debentures, the Warrants and the Securities Purchase Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Securities Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

     f. Binding Effect. Subject to the requirements of Section 9 hereof, this Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

     g. Headings. The headings in this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

     h. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     i. Specific Enforcement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Investor by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of any of the provisions under this Agreement, that each Investor shall be entitled, in addition to all other available remedies in law or in equity, and in addition to the damages assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

     j. Interpretation. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     k. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                  [remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Company and the undersigned Initial Investors have caused this Agreement to be duly executed as of the date first above written.


COMPANY:

PROVECTUS PHARMACEUTICALS, INC


By: /s/Dr. Timothy C. Scott
------------------------------------------

Title:  President
        ----------------------------------

INITIAL INVESTORS:


DCOFI MASTER LDC



By: /s/Jeffrey M. Haas
    --------------------------------------

Title:
     -------------------------------------


ASSET MANAGERS INTERNATION LTD.

By: /s/Jeffrey M. Haas
    --------------------------------------


ALPHA CAPITAL AKTIENGESELLSCHAFT


By: /s/ Konrad Ackerman
    --------------------------------------


WHALEHAVEN CAPITAL FUND LIMITED

By: /s/Evan Schemenauer
    --------------------------------------



/s/Donald Adams
   ---------------------------------------

/s/Peter K. Sivaslian
   ---------------------------------------

/s/Stephen Ross
   ---------------------------------------